U.S. SECURITIES AND EXCHANGE COMMISSION
                     Washington, D. C. 20549

                             FORM 8-K


                         CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): March 1, 2001


                      AMERICAN INTERNATIONAL VENTURES, INC.
                 (Name of Small Business Issuer in its charter)


Delaware                       000-30368              22-3489463
--------------             -------------------        ----------------
(State of                  Commission File No.        (I.R.S. Employer
Incorporation)                                         I.D. Number)

                  260 Garibaldi Avenue, Lodi, New Jersey 07644
              ---------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number (973) 335-4400





Item 1. CHANGES IN CONTROL OF REGISTRANT.

     Pursuant to a Share Exchange Agreement ("Share Exchange Agreement") dated February 20, 2001 by and between American International Ventures, Inc. ("Company") and TLM Industries, Inc. ("TLM") and the shareholders of TLM ("TLM Shareholders"), the Company acquired all of the issued and outstanding shares of capital stock of TLM in exchange for 3,225,000 shares of common stock, $.00001 par value, of the Company. The Share Exchange Agreement became effective March 1, 2001 ("Effective Date").

     The Share Exchange Agreement was adopted by the unanimous consent of the Board of Directors of the Company on March 1, 2001. The Share Exchange Agreement was adopted by the unanimous consent of the Board of Directors of TLM and by all of the TLM Shareholders on February 20, 2001.

     On  March  14,  2001,   TLM  merged  with  its  wholly  owned   subsidiary,
GetToner.com, Inc. ("GetToner"), pursuant to which GetToner was the surviving entity.

     Immediately prior to the Effective Date, the Company had 10,570,544 shares of common stock issued and outstanding. On the Effective Date, the Company issued 3,225,000 shares of common stock in exchange for all of the issued and outstanding shares of capital stock of TLM. Immediately following the Effective Date, the Company had 13,795,544 shares of common stock issued and outstanding.

     The existing officers and directors of the Company will continue to serve in their respective capacities, and Dominic Taglialatella, chairman of TLM, became an executive vice president and a director of the Company (see "Officers and Directors" below). In connection with the share exchange, Dominic Taglialatella and Anthony Lauro, chairman and president of TLM, respectively, entered into employment agreements with TLM and the Company. Pursuant to the employment agreements, Messrs. Taglialatella and Lauro received annual salaries of $78,000 and $75,000, respectively, and each will participate in a monthly bonus program that equals two percent (2%) of the gross sales of TLM for each month gross sales exceed $50,000, however, not to exceed $500,000. No change was made to the Company's by-laws and certificate of incorporation, as amended, as a result of the share exchange.

     A copy of Share Exchange Agreement and copies of the referenced employment agreements are included herein as exhibit to this Form 8-K and such exhibits modify the foregoing description.

(b) The following table contains information regarding the shareholders of Company, its current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock:

                 Name, Title and                    Amount and
                 Address of                         Nature of
                 Beneficial                         Beneficial       Percent
Title of Class   Owner                              Owner            of Class(1)
--------------------------------------------------------------------------------

Common           Dr. Emanuel Ploumis(2)             2,000,000          14.50%
                 Chairman and Chief
                 Executive Officer

Common           Jack Wagenti(2)                    2,000,000          14.50%
                 President and Director

Common           Charles A. Fitzpatrick, Esq.(2)       50,000           0.36%
                 Director

Common           Thomas F. August(2)                   50,000           0.36%
                 Director

Common           Brian Russell(2)                      50,000           0.36%
                 Director

Common           Dale Truesdell(2)                     25,000           0.18%
                 Director

Common           Jonathan E. Downs(2)               1,400,000          10.15%
                 Secretary and Treasurer

Common           Dominic Taglialatella(2)           1,342,500          09.73%
                 Executive Vice President and
                 Director

Common           Anthony Lauro(2)(3)                1,342,500          09.73%

Common           Officers and                       6,907,500          50.07%
                 Directors of the Company
                 as a group (8 persons)

     (1) Based upon 13,795,544 shares of common stock of the Company issued and outstanding immediately after the share exchange.
     (2) The address for each is 260 Garibaldi Avenue, Lodi, New Jersey 07644, the address of the Company.
     (3) Mr. Lauro is president of GetToner, a wholly owned subsidiary of the Company.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     (a) The consideration exchanged pursuant to the Stock Exchange Agreement was negotiated in an arms length transaction between the parties. In evaluating TLM as a candidate for the merger, the Company considered the business of TLM and the overall business market for the products sold by TLM. Both parties determined the considerations reasonable.

     (b) The plan of operations of TLM provides for the further expansion of the marketing and sale of its imaging products (see "Business" below).

FORWARD LOOKING STATEMENTS.

     Certain of the statements contained in this Form 8-K includes "forward looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"). All statements other than statements of historical facts included in this Form 8-K regarding the Company's (including its wholly owned subsidiary) financial position, business strategy, and plans and objectives of management for future operations and capital expenditures, and other matters, are forward looking statements. These forward looking statements are based upon management's expectations of future events. Although the Company believes the expectations reflected in such forward looking statements are reasonable, there can be no assurances that such expectations will prove to be correct. Additional statements concerning important factors that could cause actual results to differ materially from the Company's expectations ("Cautionary Statements") are disclosed in the Risk Factor section below and elsewhere in this Form 8-K. All written and oral forward looking statements attributable to the Company or persons acting on behalf of the Company subsequent to the date of this Form 8-K are expressly qualified in their entirety by the Cautionary Statements.

BUSINESS

Introduction.

     GetToner.com, Inc. ("GetToner") was organized under the laws of the State of New Jersey on May 24, 2000. TLM Industries, Inc. ("TLM") was organized under the laws of the State of New Jersey on June 6, 2000. On June 2, 2000, GetToner acquired TLM Industries, LLC., a predecessor company that was formed under the laws of the State of New Jersey on September 5, 1997. On June 6, 2000, TLM acquired all of the issued and outstanding shares of GetToner. Following the acquisition of TLM by the Company, on March 14, 2001, TLM merged with GetToner, pursuant to which GetToner became the surviving entity.

     GetToner's offices are located at 30 Hillside Avenue, Springfield, New Jersey 07081, its telephone number is (800) 933-8211, and its web site is www.gettoner.com.

     Unless the context indicates otherwise, any reference to GetToner includes its former parent and its predecessor limited liability company.

     GetToner sells office supply products, principally disposable imaging products such as laser toner, inkjet, and fax ribbon cartridges for computer printers, fax machines and copiers. GetToner's products generally are sold at discounted prices to major office supply retailers. GetToner targets home-officer users, small to medium sized businesses, and large associations or user groups. GetToner sells its products through e-commerce at its gettoner.com web-site, through direct sales to wholesale office suppliers, and through specially designed marketing programs for large user groups such as school systems and charitable organizations.

     During 1997, GetToner, through its predecessor, commenced operations as a wholesale distributor of office supply products, principally impact ribbons. During 1998, it repositioned its business to focus on the sale of compatible and remanufactured toner cartridges. For fiscal year 1999 (unaudited), the predecessor company generated revenues of $342,540, resulting in a loss for the period of $20,681. The revenues for the 1999 period represented an increase of $88,498 or 34% from revenues (unaudited) of $254,042 for fiscal year end 1998. The loss for the period in 1998 was $38,533. For the five-month period ended May 31, 2000, GetToner generated revenues (unaudited) of $152,073, resulting in a loss for the period of $41,521. GetToner's operations to date have been constrained due to the lack of available cash to implement product marketing and advertising programs. The Company intends to raise funds for purposes of expanding GetToner's business (see "Risk Factors"). GetToner's strategy is to advertise and promote its compatible and remanufactured cartridges and other higher margin products to its targeted markets. GetToner believes that an increase in consumer awareness will result in an increase in product sales, however, no assurances can be given.

Business of GetToner.

Nature of Business.

     GetToner participates in certain segments of the office supply industry. The office supply industry is large and diversified, and in addition to office supply products, includes equipment, business machines, computer hardware and software, and a growing array of business services. In recent years, major retailers such as Staples, Office Depot, and Office Max have replaced the small, independent office supply store as the traditional supply channel for small and medium sized businesses. GetToner's targeted markets are home and home office computer users, small and medium sized business, and user groups or associations that have broad memberships or affiliations. GetToner core business is the wholesale and retail sale of new (from the original equipment manufacturer or "OEM"), remanufactured, and compatible inkjet and laser toner cartridges for printers, fax machines and copiers. Manufacturers of these products include Apple, Brother, Canon, Epson, Hewlett-Packard, IBM/Lexmark, and Xerox, among other brands. Compatible cartridges are new inkjet cartridges manufactured to similar, albeit not identical, specifications of the OEM model and are priced approximately 60-70% less than the OEM model sold by the major retailers. Remanufactured cartridges are recycled inkjet and laser cartridges that have been cleaned, filled, and tested to work as an original and are priced approximately 40-50% less than similar models sold by the major retailers. New OEM cartridges are produced by the original equipment manufacturer. New OEM inkjet cartridges are priced competitive with similar models sold by major retailers, while new OEM laser cartridges are priced approximately 10-15% less than, the similar model sold by the major retailers. To date, a significant portion of GetToner's revenues (approximately 60%) has been the result of sales of compatible inkjet and remanufactured laser toner cartridges. GetToner's business strategy is to market and promote its compatible and remanufactured products as an attractive alternative to the OEM and remanufactured products sold by the major retailers. GetToner believes its discount pricing, its free delivery, its incentive based purchasing programs, and the ecological considerations of recycled or re- manufactured products provide strong purchasing incentives for consumers. Although the market for GetToner's current products are limited by comparison to the entire industry, nonetheless management believes this market is significant (see "Industry" below).

     GetToner retails other office supply products such as fax ribbon cartridges, photo-grade inkjet paper and transparencies, address labels, and CD ROMs and diskettes. GetToner also wholesales cash register and credit card rolls and impact ribbons to retailers. Additional products may be added to GetToner's product line in the future as determined by management. Factors influencing the addition of products include the ability to establish direct relationships with vendors, product margins, and shipping costs, among other considerations.

     GetToner's retail customers nationwide can place orders by telephone or through GetToner's website. Orders received by GetToner are generally packaged and shipped the same day and are subject to a standard $3.00 handling fee. Standard shipping is free of charge and generally orders are received within one to three business days. Overnight delivery is available for a fee. Retail orders are billed to a customer's credit card, while wholesale orders are billed 30 days net.

     GetToner provides a low price guarantee policy. Under this policy, GetToner will match any competitor's lowest price and give the customer a 10% refund. This program assures customers of always receiving the lowest price from GetToner even during periodic sales promotions by competitors. GetToner warrants that its products will be free from defects for a period of one year. GetToner can either replace the product or refund the money to the customer. In addition, GetToner warrants that under normal use, its products will not cause abnormal wear or deterioration to any printer, copier or fax machine. Under this warranty, GetToner can either fix or replace the unit, or directly pay the customer for such repairs. GetToner offers free shipping in the continental US on all items with no minimum amount.

Product Pricing.

     GetToner has limited it product line to items that can be sold at a discount to the OEM products sold by major retailers such as Staples, Office Max, and Office Depot. GetToner generally sells its remanufactured and compatible cartridges at discounts ranging from 40% to 70% of OEM prices charged by these retailers. New OEM inkjet cartridges generally are competitive with retail pricing, while new OEM laser cartridges and other imaging products generally are 10-15% less than the major retailers. Pricing on compatible fax ribbons, inkjet paper and transparencies, address labels, and CD ROMs and diskettes generally is 50% less than OEM prices charged by major retailers. GetToner's average retail order ranges from $60 to $100.

Distributors and Distribution.

     GetToner has established relationships with national distributors and re-manufacturers and international manufacturers for its imaging and other products. Distributors maintain their own inventory and drop ship directly to GetToner's customers irrespective of the size of the order.

     To date, GetToner has maintained limited inventory. Its inventory consists of smaller-sized products, such as inkjet cartridges, that are inexpensive and can be shipped without special packaging requirements. Management believes this strategy reduces capital requirements for inventory purchases and limits associated overhead. Subject to available capital, GetToner plans increase its inventory of inkjet cartridges and expand its inventory to other inexpensive, shipping- friendly products, so as to maximize purchase discounts. GetToner believes that its existing facility will provide sufficient warehouse space to house projected increased inventory. In the future, GetToner also may purchase directly from foreign vendors to improve its operating margins.

Sales and Marketing.

     GetToner sells its products through a variety of sales channels. These channels include sales through the internet, including through its www.gettoner.com web-site, sales through its specially designed donor- affiliate and school system marketing programs, and sales to wholesale office suppliers. In addition, GetToner maintains a website www.GetOfficeNeeds.com, that contains a 25,000 item catalogue of office supply products. At this time, GetToner is presently evaluating whether it will actively promote the catalogue website.

     GetToner strives to achieve a high ranking in popular search engines in an effort to drive Internet sales. It also advertises in a national "thrifty" newspaper published weekly that promotes its Internet site. It may expand its advertising program to include, radio promotions, advertisements in the student newspapers of approximately 25 major universities in the United States, and selective B2B email campaign. Its current and future advertising program is designed to direct prospective customers to GetToner's Internet site or to its toll free number for ordering purposes.

     GetToner's donor-affiliate program is designed to attract the purchasing power of non-profit organizations with large memberships, generally in excess of
500. GetToner provides cash rebate incentives to these organizations on member purchases. The cash rebate ranges from 2- 10% of the purchase price on all items purchased from GetToner. GetToner assists each organization in the preparation and distribution of promotion materials designed to encourage its members to purchase their imaging needs from GetToner. Depending on the organization, GetToner may link its website to the home page of the organization to facilitate purchases. GetToner initiated its donor program in January 2000, and presently has 40 organizations with in excess of 40,000 member participants in its donor program, which includes the Muscular Dystrophy Association, North Jersey chapter of the Cystic Fibrosis Foundation, National Association of Independent Appraisers, United Way of Ulster County, New York, and Community Research Initiative on AIDS. Each of the 40 organizations are in various phases of implementing GetToner's program, however, as of this date, product sales through such organizations have been limited. GetToner's school system program consists of product marketing to municipalities for their elementary and high school systems. The initial concentration will be select municipalities located initially in New Jersey, New York and Pennsylvania. In order to effectively promote its donor-affiliate and school system programs, the GetToner will be required to hire an additional marketing person, which will subject to available capital.

Industry.

     In the past few years, high-volume office products retailers employing various formats have emerged in several geographic markets of the United States targeting the smaller businesses that traditionally purchased from dealers by offering significantly lower prices. These price advantages result primarily from direct, high-volume purchasing from manufacturers and warehouse retailing, thereby avoiding the distributor's mark-up and eliminating the need for a commissioned sales force and a central distribution facility. High-volume office products retailers typically offer substantial price savings to individuals and small- and medium-sized businesses, which traditionally have had limited opportunities to buy at significant discounts off the retail list prices. Larger customers have been, and continue to be, serviced primarily by full service contract stationers. These stationers traditionally serve larger businesses through commissioned sales forces, purchase in large quantities primarily from manufacturers and offer competitive pricing and customized services to their customers.

     Although GetToner does not participate in the entire office supply market, its does participate in a segment of the market, namely the imaging market, which independently is significant. Industry data reports that retail sales in 1999 of laser toner, inkjet and fax ribbon cartridges totaled approximately $10 billion, $9 billion, and $1.3 billion, respectively. The same industry data projects $14 billion, $14 billion, and $1.8 billion in retail sales, for each respective category in year 2004. It also has been reported that only 10% of the inkjet cartridges used today are non-OEM products (Recharger May 1998). Consequently, management believes that a significant market exists for GetToner's products.

Competition.

     GetToner operates in a highly competitive environment. Its markets are presently served primarily by traditional, independent office products suppliers, by superstores such as Staples, Office Max, and Office Depot, and by other e-tailers of office supply products. Substantially all of these companies have greater resources including financial, marketing and purchasing, than GetToner. GetToner attempts to compete in these markets by offering compatible or remanufactured products at a deep price discount to similar OEM products offered by these superstores. GetToner may face increased competition in the future from these larger retailers to the extent that they, reduce their prices on OEM products, or begin to carry similar compatible and re-manufactured products at competitive prices. In addition, GetToner faces competition from other e-tailers with a business model or strategy similar to that of GetToner. No assurance can be given that increased competition will not have an adverse effect on GetToner.

Facilities.

     GetToner's headquarters are located in a 5,000 square foot facility located in Springfield, New Jersey. Of the total facility, 1,500 square feet is used for its administrative offices, 1,500 square feet is used for inventory and order fulfillment, and 2,000 square feet is subleased to a third party. GetToner leases the facility on a month-to-month basis at monthly rental of $4,500. The sublease also is on a month to month basis and GetToner receives a monthly rental of $2,000.

Employees.

     As of this date, GetToner has five full time employees, including its two principal officers.

MARKET FOR COMPANY'S SECURITIES

     The Company's common stock has traded on the NASDAQ OTC Bulletin Board since February 2000 and currently trades under the symbol "AIVN". Prior to such time, the Company's common stock traded on the National Quotation Bureau's ("NQB") "pink sheets".

     The table below sets forth the high and low bid prices of the Common stock of the Company as reported by NASDAQ and/or NQB. The quotations reflect inter-dealer prices, without retail mark-up, mark- down, or commissions and may not necessarily represent actual transactions. There is an absence of an established trading market for the Company's common stock, as the market is limited, sporadic and highly volatile. The absence of an active market may have an effect upon the high and low priced as reported.

1999                                  Low Bid    High Bid
1st Quarter                            $0.03      $0.11
2nd Quarter                             0.062      0.187
3rd Quarter                             0.11       0.15
4th Quarter                             0.10       0.20

2000                                  Low Bid    High Bid
1st Quarter                            $0.10      $0.50
2nd Quarter                             0.07       0.50
3rd Quarter                             0.13       0.187
4th Quarter                             0.10       0.187

     As of March 1, 2001, there are 291 shareholders of record of the Company's common stock. Although there are no restrictions on the Company's ability to declare or pay dividends, the Company has not declared or paid any dividends since its inception' and does not anticipate paying dividends in the future.

OFFICERS AND DIRECTORS
                                    Position
                                    With                    Year First became
Name                      Age       Company                 Director or Officer
--------------------------------------------------------------------------------
Dr. Emanuel Ploumis       73        Chief Executive Officer         1996
                                    And Chairman

Jack Wagenti              63        President/Director              1996

Charles A. Fitzpatrick    52        Director                        1998

Thomas F. August          47        Director                        1998

Brian Russell             71        Director                        1998

Jonathan E. Downs         24        Secretary/Treasurer             1998

Dale Truesdell            57        Director                        1998

Dominic Taglialatella     59        Executive Vice President/       2001
                                    Director

     Each director serves until the next annual meeting of Shareholders and until his respective successor is duly elected and qualifies; Executive officers are elected by the Board to serve at the discretion of the directors.

Dr. Emanuel Ploumis, D.D.S., Chief Executive Officer/Chairman.

     Dr. Ploumis has been the Chairman and Chief Executive Officer of the Company from 1996 to the present. Dr. Ploumis received his D.D.S. from Temple University in 1961, and from such date until January 20, 2000 when he retired, Dr. Ploumis was engaged in the practice of dentistry.

Mr. Jack Wagenti, President/Director.

     Mr. Wagenti has been President and Director of the Company from 1996 to the present. From 1988 to 1996, Mr. Wagenti owned and operated a real estate brokerage business located in Lodi, New Jersey.

Mr. Charles A. Fitzpatrick, Esq., Director.

     Mr. Fitzpatrick has been a Director of the Company since 1998. From 1976 to the present, Mr. Fitzpatrick has been an attorney engaged in private practice, specializing in medical malpractice law. Mr. Fitzpatrick is a member of the Philadelphia and Pennsylvania Bar Associations, Defense Research Institute and American Academy of Hospital Attorneys, and is admitted to the United States Court of Appeals for the Third Circuit and Supreme Court of the United States. He received a B.A. from St. Joseph's University and a J.D. from the University of Pennsylvania.

Mr. Thomas F. August, M.S., RPH., Director.

     Mr. August has been a Director of the Company since 1998. from January 2001 to the present, Mr. August has been a registered pharmacist. From 1998 to December 2000, Mr. August had been the manager of laboratory services of United Chemical Technologies, Inc. From 1992 to 1998, he was team leader at Sterling Winthrop Pharmaceuticals. Mr. August received a Master Degree in Pharmacy and Chemistry from Philadelphia College of Pharmacy and Science.

Mr. Dale B. Truesdell, B.S., M.S., Director.

     Mr. Truesdell has been a Director of the Company since 1998. From 1996 to the present he has been employed by a residential and commercial construction firm. Mr. Truesdell received a B.A. and a M.S. in geology from the University of Massachusetts in 1970 and 1974, respectively.

Mr. Brian G. Russell, Director.

     Mr. Russell has been a Director of the Company since 1998. Mr. Russel has acted as a mining consultant for a number of North American mining companies. He worked for nineteen years with the Council for Mineral Technology (MINTEK) in South Africa doing analytical research, established an x-ray fluorescence section and directed the Development Metallurgical Process Technology. While at MINTEK he presented and published many scientific papers and supervised several masters and doctorate degrees. In 1974, he was appointed Director of the South African Minerals Bureau and represented South Africa on the International Standards Organization Committee for the standardization of Ferro alloys and received an award for meritorious service from the American Institute for Mining, Metallurgical and Petroleum Engineers.

Mr. Jonathan Exter Downs, Secretary/Treasurer.

     Mr. Downs has been Secretary and Treasurer of the Company since 1998. From 1999 to the present, he has been employed at Muscular Dystrophy Association as Support Staff. Mr. Downs received a B.A. degree from Curry College, Milton, Massachusetts in 1998.

Mr. Dominic Taglialatella, Executive Vice President/Director.

     Mr. Taglialatella became an Executive Vice President and a Director of the Company in March 2001. Mr. Taglialatella has been Chief Executive Officer and Chairman of the GetToner and its predecessors since May 1998. From December 1996 to February 1998, Mr. Taglialatella was a president and principal owner of TR Ribbon Manufacturing ("TR Manufacturing"). From 1991 to 1997, he acted as an advisor to a large office supply company. From 1984 to 1996, he owned and operated an art gallery in New York City, New York. In 1998, both Mr. Taglialatella and TR Manufacturing filed for protection under the federal bankruptcy laws. Mr. Taglialatella received a B.S. degree from Seton Hall University in 1963.

EXECUTIVE COMPENSATION

     For fiscal years ended prior to May 31, 2000, no compensation has been awarded to, earned by, or paid to the Company's officers and directors. In February 2001, the Company and the its chairman and president each have agreed to certain compensation arrangements for the one year period ending May 31, 2001. In consideration for acting as chairman of the Company for such period, Dr. Ploumis will receive 300,000 shares of common stock of the Company, and in consideration for acting as president of the Company for such period, Mr. Wagenti will receive 300,000 shares of common stock of the Company.

RISK FACTORS.

     The following risks factors relate to GetToner and its business. Unless the context indicates otherwise, the Company shall mean its wholly owned subsidiary, GetToner.com, Inc.

LIMITED ASSETS AND ABSENCE OF SIGNIFICANT OPERATING REVENUES.

     For 12 month period ended December 31, 1999 (unaudited), GetToner's predecessor recorded $342,540 in revenues and loss from operations of $20,681. For the five-month period ended May 31, 2000 (unaudited), the predecessor recorded $152,073 in revenues and a loss from operations of $41,521 (see "Financial Statements"). GetToner has limited assets, including available cash, and its ratio of current assets to current liabilities as of June 2, 2000 is approximately 1:2. Accordingly, GetToner may be subject to the many business risks commonly experienced by undercapitalized companies with a developing business.

NEED FOR ADDITIONAL CAPITAL.

     The business of GetToner presently in not profitable. The Company will require additional capital immediately and long term to meet the ongoing operating requirements of GetToner. The immediate need includes funds payroll and overhead, as well as funds to expand it marketing plan. The Company intends on raising the capital through a private or public financing of debt or equity. Presently, the Company has no commitment for any such funding. No assurances can be given that the Company will be successful in obtaining such financing on terms acceptable to the Company or on any terms. The Company's inability to obtain such financing could have a material adverse affect on the Company.

IMMEDIATE AND FUTURE MARKETING STRATEGY.

     The success of GetToner, in addition to other factors, will be dependent upon a successful product marketing strategy. The Company presently is seeking to raise capital to be used to develop and expand the business of GetToner. A portion of the capital will be used for advertising and marketing purposes which includes print and internet media advertising (See "Business of GetToner-Sales and Marketing"). Although GetToner believes its marketing strategy will result in increased sales, this strategy is relatively untested, and, no assurances can be given that this marketing strategy will prove successful. Moreover, in addition to its immediate marketing strategy, the Company will be required to dedicate significant resources for future marketing efforts of GetToner. If the Company is unsuccessful in these marketing efforts, it will have a material adverse impact upon the Company.

SALE OF COMPATIBLE AND REMANUFACTURED PRODUCTS.

     GetToner's core business is and will continue to be the sale of compatible and remanufactured inkjet and laser toner cartridges. These cartridges are an alternative to original equipment manufactured (OEM) products. The business of selling non-OEM products is subject to certain risks. OEMs have attempted to protect their businesses by continually altering their products and/or improving the quality and sophistication of its products, and by taking an aggressive position in the defense of their patents, copyrights, and trademarks. In the event OEMs are able to successfully protect their businesses in the future through one or more business strategies so as to limit or reduce the use of non-OEM products, such event or events will have a material adverse impact upon the business of the Company.

RELIANCE UPON DISTRIBUTORS/VENDORS.

     GetToner presently purchases and will purchase in the future products from a number of distributors or vendors. In the event its relationship with one or more distributors or vendors is terminated for any reason, such event may have a material adverse impact upon the business of GetToner.

COMPETITION.

     GetToner faces competition from, major retailers such as Staples, Office Max and Office Depot, from other independent office supply stores, and from other e-tailers of office supplies. Many of these companies have greater resources, including financial, marketing and purchasing, than GetToner. These major retailers sell products through their retail outlets and through their websites. It is conceivable that one or more of these major retailers could engage in a loss leader or deep discounted policy for products similar to GetToner's core products. In addition, GetToner also may face increased competition from the growth of other e-tailers that have a business model identical or similar to that of GetToner. Finally, it is likely that if GetToner business develops, for which no assurances can be given, it will face increased competition from both existing and new sources. The occurrence of one or more of the competitive events could have an adverse impact upon GetToner and its business.

LACK OF PROPRIETARY PROTECTION.

     Although management has developed GetToner's business, which includes certain marketing and pricing strategies, the business model itself is not subject to any proprietary protection by law or otherwise. Consequently, it is conceivable that GetToner's business model could be replicated or otherwise developed by third parties. The occurrence of such event would result in a loss of the competitive advantages of GetToner and could cause a material adverse impact upon GetToner and its business. In addition, due to the non-proprietary nature of its business, the valuation of the Company's business in both the private and public markets could be lessened.

MANAGEMENT AND DEPENDENCE ON MANAGEMENT.

     The ability of the Company to conduct its business affairs in a successful fashion will be subject to the capabilities and business acumen of current management. Accordingly, no person should purchase the Company's common stock unless such person is willing to entrust all aspects of the business affairs of the Company to its current management.

CONTROL EXERCISED BY PRINCIPAL SHAREHOLDER.

     The Company's officers and directors own approximately 50% of outstanding voting shares of the Company, which exceeds a majority interest in the Company. Consequently, such parties will continue to exercise significant control of the Company.

PENNY STOCK REGULATION.

     The Company's common stock may be deemed a "penny stock" under federal securities laws. The Securities and Exchange Commission has adopted regulations that define a "penny stock" generally to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These regulations impose additional sales practice requirements on any broker/dealer who sell such securities to other than established investors and accredited investors. For transactions covered by this rule, the broker/dealer must make certain suitability determinations and must receive the purchaser's written consent prior to purchase. Additionally, any transaction may require the delivery prior to sale of a disclosure schedule prescribed by the Commission.
Disclosure also is required to be made of commissions payable to the broker/dealer and the registered representative, as well as current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account of the customers and information on the limited market in penny stocks. These requirements generally are considered restrictive to the purchase of such stocks, and may limit the market liquidity for such securities.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP.

     Not applicable.

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Not applicable.

ITEM 5.  OTHER EVENTS.

     Not applicable

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS.

     In connection with the share exchange agreement, on March 1, 2001, Dominic Taglialatella became a director of the Company.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
EXHIBITS.

     No financial statements are filed herewith. The registrant will file financial statements by amendment hereto not later than 60 days from the date that this Form 8-K is required to filed.


Exhibit Number  Description
--------------  -----------------------------

3(i)a.          Certificate of Incorporation of GetToner.com, Inc. dated
                May 24, 2000.

3(i)b.          Certificate of Incorporation of TLM Industries, Inc. dated
                June 5, 2000.

3(i)c. Certificate of Merger TLM Industries, Inc. and GetToner.com, Inc. dated March 7, 2001.

3(ii)(a)        By-Laws of GetToner.com, Inc.

10 (i) Share Exchange Agreement by and between American International Ventures, Inc. and TLM Industries, Inc. and the shareholders of TLM Industries, Inc. dated February 20, 2001.

99(i) Employment Agreement by and between American International Ventures, Inc., TLM Industries, Inc. and Dominic Taglialatella dated February 20, 2001.

99(ii) Employment Agreement by and between American International Ventures, Inc., TLM Industries, Inc. and Anthony Lauro dated February 20, 2001.


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American International Ventures, Inc.


                                       March 16, 2001
/s/Jack Wagenti
---------------
   Jack Wagenti
   President

                          EXHIBIT INDEX
Exhibit Number  Description
--------------  -----------------------------

3(i)a.          Certificate of Incorporation of GetToner.com, Inc. dated
                May 24, 2000.

3(i)b.          Certificate of Incorporation of TLM Industries, Inc. dated
                June 5, 2000.

3(i)c. Certificate of Merger TLM Industries, Inc. and GetToner.com, Inc. dated March 7, 2001.

3(ii)(a)        By-Laws of GetToner.com, Inc.

10 (i) Share Exchange Agreement by and between American International Ventures, Inc. and TLM Industries, Inc. and the shareholders of TLM Industries, Inc. dated February 20, 2001.

99(i) Employment Agreement by and between American International Ventures, Inc., TLM Industries, Inc. and Dominic Taglialatella dated February 20, 2001.

99(ii) Employment Agreement by and between American International Ventures, Inc., TLM Industries, Inc. and Anthony Lauro dated February 20, 2001.